Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2026, with respect to the consolidated financial statements of SAIHEAT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

July 2, 2026